Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:	Contact: John Daniel
Friday, August 17, 2007	(713) 651-4300

KEY ENERGY PROVIDES SECOND QUARTER SELECTED FINANCIAL DATA

HOUSTON, TX, August 17, 2007 – Key Energy Services, Inc. (Pink Sheets: KEGS) announced its selected financial data for the three and six months ended June 30, 2007.

Financial Results

Financial results for the June 2007 quarter reflect continued strong demand for the Company’s services.  As previously reported, revenue improved due to higher pricing in the well servicing segment and expanded capacity in the pressure pumping segment.  Additionally, general and administrative costs during the June 2007 quarter include approximately $10 million of financial reporting-related expenses, including legal, accounting and consulting costs.  Total debt, including capitalized leases, at June 30, 2007 was $419.0 million while cash and short term investments were $175.1 million.    See “Selected Financial Data” below.

As previously reported, the Company’s audited financial statements for 2004 through 2006 reflected the roll through effects of the Company’s restatement process.   Additionally, the selected financial data for the March 2007 quarter, which is incorporated into the six-month data reported here, differ from the data that the Company previously released for the period due to the effects of the roll through changes.  The principal differences were that revenue for the well servicing segment for the first quarter 2007 increased $2.9 million from the amount previously reported while direct costs for the well servicing segment decreased $4.8 million and direct costs for the pressure pumping segment increased $1.2 million from the amount previously reported.  While the Company believes that it has substantially included the roll through effects in the selected financial data for the six months ended June 30, 2007, there may be additional immaterial impacts.  The September 30, 2007 and subsequent quarterly periods are not expected to be affected by roll through effects of the restatement process.

1301 McKinney Street, Suite 1800, Houston, TX 77010

Selected Financial Data

The following selected financial information for the Company is as of and for the three and six-months ended June 30, 2007, and 2006, respectively. This unaudited information has been prepared by management in accordance with generally accepted accounting principles.  The selected financial data has not been reviewed or audited by the Company’s independent accountants.  The table does not contain all the financial statement line captions and notes that would be presented in the Company’s Quarterly Report on Form 10-Q for the three and six-months ended June 30, 2007.

	Quarter Ended	Quarter Ended
	June 30, 2007	June 30, 2006
	(In thousands -	(In thousands -
Select Statement of Operations Data:	Unaudited)	Unaudited) (1)

Revenue:
Well servicing	$308,842	$288,392
Pressure pumping	77,289	60,199
Fishing and rental services	24,397	23,445
TOTAL REVENUE	$410,528	$372,036

Costs and Expenses:
Well servicing	$176,435	$177,172
Pressure pumping	47,332	34,020
Fishing and rental services	13,467	14,415
General and administrative	56,489	43,739
Interest	10,116	10,030

	Six Months Ended	Six Months Ended
	June 30, 2007	June 30, 2006
	(In thousands -	(In thousands -
	Unaudited)	Unaudited) (1)

Revenue:
Well servicing	$620,002	$561,307
Pressure pumping	151,366	111,997
Fishing and rental services	48,079	46,689
TOTAL REVENUE	$819,447	$719,993

Costs and Expenses:
Well servicing	$351,704	$357,928
Pressure pumping	92,995	62,589
Fishing and rental services	26,739	29,502
General and administrative	108,151	87,080
Interest	20,308	18,608

	June 30, 2007	June 30, 2006
	(In thousands -	(In thousands –
Select Balance Sheet Data:	Unaudited)	Unaudited)

Current Assets:
Cash and cash equivalents (2) (3)	$60,088	$113,769
Short term investments	114,975	—
Accounts receivable, net of allowance for doubtful accounts	284,286	240,958
Inventory	21,523	17,581
Prepaid expenses and other current assets	46,931	40,805
TOTAL CURRENT ASSETS	$527,803	$413,113

Current Liabilities:
Accounts payable	17,883	$17,727
Other accrued liabilities	176,198	183,321
Accrued interest	4,970	7,511
Current portion of long-term debt and capital lease obligations	13,694	13,616
TOTAL CURRENT LIABILITIES	$212,745	$222,175

Long-term debt, less current portion (4)	$390,000	$394,000

Capital lease obligations, less current portion	15,289	17,598

Non-current accrued expenses	58,261	62,825

Notes

(1)

The 2006 selected financial data incorporates the roll-through effects arising out of the restatement process. A full income statement and balance for the quarter ended June 30, 2006 is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

(2)

Capital expenditures were approximately $74.5 million and $55.7 million for the quarters ended June 30, 2007 and 2006, respectively. Capital expenditures were approximately $123.1 million and $108.3 million for the six months ended June 30, 2007 and 2006, respectively.

(3)	The Company made estimated income tax payments of approximately $50.1 million and $6.1 million during the quarters ended June 30 and March 31, 2007, respectively.
(4)	There were no outstanding borrowings under the Company’s revolving credit facility as of July 31, 2007.

The information herein represents the results for only one quarter and the information herein is not necessarily indicative of the results that may be reported for the fiscal year ended December 31, 2007. The information herein is select financial data and does not represent a complete set of financial statements, which would include additional financial data and notes to financial statements.

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, pressure pumping, fishing and rental tools, electric wireline and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that the Company will be unable to complete its new capital investment plan, including that it will be unable to complete acquisitions and integrate acquired operations and that it will be unable to obtain loan covenant modifications and/or new debt financing on acceptable terms and conditions in order to enable it to complete acquisitions or repurchase stock; possible legal consequences of failure to file compliant SEC filings for 2003, 2004 and 2005; risks that the Company will be unable to satisfy the requirements for re-listing on a national stock exchange or the timing thereof; the effect of on-going financial reporting and restatement-related expenses; possible additional tax liabilities as a result of the restatement of financial results; risks that the Company’s efforts to remediate internal control and accounting deficiencies will not be effective; potential financial or other effects of on-going class action and derivative litigation; risks affecting the ability of the Company to maintain or improve operations, including the ability to maintain price increases, possible over supply of new rigs coming into the market and weather risk; and risks that the Company will be unable to achieve budgeted financial targets and risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease. Readers should also refer to the section entitled “Risk Factors” in the 2006 Annual Report on Form 10-K for discussion of risks arising from the financial reporting process and other risks to which the Company is subject. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.